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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12.
QUANTA SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
AQUILA, INC. (formerly, UtiliCorp United Inc.)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

        Aquila, Inc. (formerly known as UtiliCorp United Inc.), a Delaware corporation ("Aquila"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission (the "SEC") on April 2, 2002 with respect to the solicitation of proxies for electing nominees to the board of directors of Quanta Services, Inc. ("Quanta") at the 2002 annual meeting of stockholders of Quanta (the "Quanta Annual Meeting").

[AQUILA LOGO]

News Release

FOR IMMEDIATE RELEASE

Media Contacts: Judith Wilkinson / Eden Abrahams Joele Frank, Wilkinson Brimmer Katcher — (212) 355-4449	Investor Contact: Ellen Fairchild Aquila — (816) 527-1409

AQUILA FILES PRELIMINARY PROXY MATERIALS

        KANSAS CITY, MO, April 3, 2002 — Aquila, Inc. (NYSE: ILA; formerly UtiliCorp United Inc.) announced today that it has filed preliminary proxy materials with the Securities and Exchange Commission (SEC) in connection with its nomination of a slate of nominees to the Quanta board of directors at Quanta's 2002 Annual Meeting of Stockholders. Quanta has not yet set a date for the Annual Meeting.

        In the preliminary proxy materials filed today, Aquila noted, among other things, Quanta's disappointing financial performance and the recent steps taken by Quanta's board and management to enrich and entrench themselves at the expense of the company's stockholders. As previously announced, Aquila and its financial advisors have been considering a full range of options for enhancing value for all Quanta stockholders. If elected, Aquila's director nominees will commence a sale process for Quanta. If that process does not result in any attractive bids, Aquila and its nominees are committed to implementing a stock buyback program. Additionally, Aquila will seek strategic investors in Quanta that will advance Quanta's strategy and enhance its value.

        On April 3, 2002, Aquila filed with the Securities and Exchange Commission a preliminary proxy statement in connection with the election of the nominees of Aquila (the "Aquila Nominees") to the Quanta board of directors at the Quanta 2002 annual meeting of stockholders. Aquila will prepare and file with the Commission a definitive proxy statement regarding the election of the Aquila Nominees and may file other proxy solicitation material regarding the election of the Aquila Nominees. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER PROXY MATERIAL, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be sent to stockholders of Quanta seeking their support of the election of the Aquila Nominees to the Quanta board of directors. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed by Aquila with the Commission at the Commission's website at http://www.sec.gov. You may also obtain a free copy of Aquila's definitive proxy statement (when it is available) by writing to Investor Relations at Aquila, Inc., 20 West Ninth Street, Kansas City, Missouri 64105, or by contacting Morrow & Co., Inc., toll free, at 1-800-607-0088. DETAILED INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF INDIVIDUALS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES OF QUANTA STOCKHOLDERS IS AVAILABLE IN THE PRELIMINARY PROXY STATEMENT FILED BY AQUILA WITH THE COMMISSION ON SCHEDULE 14A ON APRIL 3, 2002.

About Aquila

        Based in Kansas City, Missouri, Aquila (formerly UtiliCorp United) is an international energy and risk management company. It is one of the largest wholesalers of electricity and natural gas in North America, provides wholesale energy services in the United Kingdom and has a presence in Germany and Scandinavia. It also operates electricity and natural gas distribution networks in seven states and in Canada, New Zealand and Australia. At December 31, 2001, Aquila had total assets of $11.9 billion and 12-month sales of $40.4 billion. More information is available at www.aquila.com.

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Explanatory Note